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                                                                      EXHIBIT 10


               [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]




                                        October 2, 1997



AIM Tax-Exempt Funds, Inc.
11 Greenway Plaza, Suite 100
Houston, TX  77046

        Re:     Securities Act File No. 33-66242
                Investment Company Act File No. 811-7890

Gentlemen:


        We have acted as counsel to AIM Tax-Exempt Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland and registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act") as an open-end series management investment company.

        This opinion is given in connection with the filing by the Company of Post-Effective Amendment No. 6 to its Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933 and Amendment No. 7 under the 1940 Act relating to the registration of an indefinite number of shares of common stock, par value $.001 per share, of a new separate portfolio of the Company, the AIM High Income Municipal Fund (the "Shares").

        In connection with our giving this opinion, we have examined a copy of the Charter of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus included in the Registration Statement substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.



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AIM Tax-Exempt Funds, Inc.
October 2, 1997
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        Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are, to the extent of the number of Shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as described in the Prospectus, will have been legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ BALLARD SPAHR ANDREWS & INGERSOLL